CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 333-48456 on Form N-1A of our reports as dated below relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Met Investors Series Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust, for the year ended December 31, 2010.

Portfolio Name	Report Date
Batterymarch Growth and Income Portfolio	February 23, 2011
BlackRock Large Cap Core Portfolio	February 23, 2011
Dreman Small Cap Value Portfolio	February 23, 2011
Goldman Sachs Mid Cap Value Portfolio	February 23, 2011
Harris Oakmark International Portfolio	February 23, 2011
Invesco Small Cap Growth Portfolio	February 23, 2011
Janus Forty Portfolio	February 23, 2011
Legg Mason ClearBridge Aggressive Growth Portfolio	February 23, 2011
Lord Abbett Growth and Income Portfolio	February 23, 2011
Lord Abbett Mid Cap Value Portfolio	February 23, 2011
Met/Templeton Growth Portfolio	February 23, 2011
Oppenheimer Capital Appreciation Portfolio	February 23, 2011
Pioneer Fund Portfolio	February 23, 2011
Rainier Large Cap Equity Portfolio	February 23, 2011
RCM Technology Portfolio	February 23, 2011
T. Rowe Price Mid Cap Growth Portfolio	February 23, 2011
Turner Mid Cap Growth Portfolio	February 23, 2011
Van Kampen Comstock Portfolio	February 23, 2011
American Funds Balanced Allocation Portfolio	February 28, 2011
American Funds Bond Portfolio	February 28, 2011
American Funds Growth Allocation Portfolio	February 28, 2011
American Funds Growth Portfolio	February 28, 2011
American Funds International Portfolio	February 28, 2011
American Funds Moderate Allocation Portfolio	February 28, 2011
BlackRock High Yield Portfolio	February 28, 2011
Clarion Global Real Estate Portfolio	February 28, 2011
Lazard Mid Cap Portfolio	February 28, 2011
Loomis Sayles Global Markets Portfolio	February 28, 2011
Lord Abbett Bond Debenture Portfolio	February 28, 2011
Met/Franklin Income Portfolio	February 28, 2011
Met/Franklin Mutual Shares Portfolio	February 28, 2011
Met/Franklin Templeton Founding Strategy Portfolio	February 28, 2011
Met/Templeton International Bond Portfolio	February 28, 2011
MetLife Aggressive Strategy Portfolio	February 28, 2011
MetLife Balanced Strategy Portfolio	February 28, 2011
MetLife Defensive Strategy Portfolio	February 28, 2011

MetLife Growth Strategy Portfolio	February 28, 2011
MetLife Moderate Strategy Portfolio	February 28, 2011
MFS® Emerging Markets Equity Portfolio	February 28, 2011
MFS® Research International Portfolio	February 28, 2011
Morgan Stanley Mid Cap Growth Portfolio	February 28, 2011
PIMCO Inflation Protected Bond Portfolio	February 28, 2011
PIMCO Total Return Portfolio	February 28, 2011
Pioneer Strategic Income Portfolio	February 28, 2011
SSgA Growth and Income ETF Portfolio	February 28, 2011
SSgA Growth ETF Portfolio	February 28, 2011
Met/Eaton Vance Floating Rate Portfolio	February 28, 2011
Third Avenue Small Cap Value Portfolio	February 28, 2011

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts April 29, 2011